        As filed with the Securities and Exchange Commission on April 10, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ECHLIN INC.
             (Exact name of registrant as specified in its charter)
    Connecticut                                                     06-0330448
(State of incorporation)                                       (I.R.S. Employer
                                                          Identification Number)
                              100 Double Beach Road
                           Branford, Connecticut 06405
                                                           (203-481-5751)
                              (Address,     including  zip code,  and  telephone
                                            number,   including  area  code,  of
                                            registrant's   principal   executive
                                            office)
                        ----------------------------------
                      The Echlin Inc. Performance Unit Plan
                        ----------------------------------

                                Jon P. Leckerling
                          Executive Vice President-Administration,
                          General Counsel and Corporate Secretary
                              100 Double Beach Road
                           Branford, Connecticut 06405
                                (203-481-5751)
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------------

                           -------------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed          Proposed
                                   maximum           maximum              Amount
Title of              Amount       offering          aggregate                of
securities            to be        price             offering       registration
to be registered   registered      per share         price                   fee
--------------------------------------------------------------------------------
Common Stock        1,000,000        (1)            $33,000,000          $10,000
Par value $1.00 per share

________________________________________________________________________________
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of $33.00 the average of the high and low prices for the Registrant's Common Stock as reported on the consolidated transaction reporting system for securities listed on the New York Stock Exchange on April 9, 1997.
                                                     --------------------------

--------------------------------------------------------------------------------

                                     ECHLIN INC.

                                CROSS REFERENCE SHEET


Item Number and                                                       Caption in
Caption in Form S-8                                                   Prospectus


1.       Plan Information                                   The Performance Unit
                                                                            Plan

2.       Registrant Information and                     Incorporation of Certain
         Employee Plan Annual Information                 Documents by Reference

PROSPECTUS

                                                 1,000,000 Shares


                                                    ECHLIN INC.



                                                   Common Stock
                                                 ($1.00 Par Value)


                                    Offered as set forth herein pursuant to the
                                       The Echlin Inc. Performance Unit Plan

                                             -------------------------


                    The Common Stock is listed on the New York Stock Exchange under the symbol "ECH." The last sale price of the Common Stock on April 9, 1997 was $32.75 per share, as reported on such stock exchange.

                                           ----------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                                  COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                                       SECURITIES COMMISSION PASSED UPON THE
                                           ACCURACY OR ADEQUACY OF THIS
                                          PROSPECTUS. ANY REPRESENTATION
                                               TO THE CONTRARY IS A
                                                 CRIMINAL OFFENSE.
                                         ---------------------------------









                                   The date of this Prospectus is April 10, 1997

                                               AVAILABLE INFORMATION


         Echlin Inc. ("Echlin" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission's office at 450 Fifth Street, N.W., Washington, DC 20549, and at certain of its Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (500 West Madison Street, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94014. Additional information regarding the Company and the Common Stock offered hereby is contained in the Registration Statement on Form S-8 (of which this Prospectus forms a part) and the exhibits relating thereto, filed with the Commission under the Securities Act. The Registration Statement and any exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon the payment of the prescribed fees.


                                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

                  (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

                  (b) All other reports filed since August 31, 1996 to the date of this Prospectus pursuant to Section 13(a) or 15(d) of the Exchange Act; and

                  (c) Proxy Statement dated November 17, 1995 with respect to the Annual Meeting of Shareholders held on December 20, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus.

         Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.






         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Corporate Secretary, Echlin Inc., 100 Double Beach Road, Branford, Connecticut 06405. Telephone requests may be directed to (203) 481-5751.


                                                    THE COMPANY


         Echlin was incorporated under Connecticut law in 1959, succeeding a business which had been organized in 1924. Echlin's principal executive office is located at 100 Double Beach Road, Branford, Connecticut 06405; its telephone number is 203-481-5751.


                                             THE PERFORMANCE UNIT PLAN


     General Plan Information. At the Annual Meeting held on December 15, 1994, the shareowners of the Company approved the Echlin Inc. Performance Unit Plan. At the Annual Meeting held on December 20, 1995, the shareowners of the Company approved the First Amendment to the Echlin Inc. Performance Unit Plan (as amended, the "PUPlan").

         All compensation paid under the PUPlan is derived from the objective measurement of growth in the Company's earnings per share thereby making it highly variable with the earnings of the Company. Benefits and amounts to be received under the PUPlan are not determinable until the end of each three year cycle of the plan. The plan gives the Compensation and Management Development Committee of the Board of Directors (the "Committee"), which administers the PUPlan, the flexibility to alter the percentage of vested awards payable in Common Stock of the Company rather than having a percentage fixed in the PUPlan. In order to encourage executives and other participants under the PUPlan to increase further their ownership of Common Stock, the Committee has determined that the appropriate percentage of payment in Common Stock for the three year performance cycle which commenced in Fiscal 1996 should be forty percent (40%), an increase from the fixed thirty percent (30%) set forth in the PUPlan prior to the First Amendment. The Board believes that increasing management's equity ownership in the Company serves to align management more closely with the interests of shareowners. The amendment also provided that the shares deliverable in payment of vested units may be either from authorized but previously unissued shares or from treasury or other shares reacquired by the Company, including shares purchased in the open market.

         The following constitutes a brief description of the material features of the PUPlan and is qualified in its entirety by reference to the PUPlan (a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part).

         Purpose. The PUPlan is part of the long-term compensation program for key employees to provide incentive to improve the earnings and performance of the Company. Compensation from the PUPlan varies directly with the three year compounded growth in earnings per share. Maturing performance units are also intended to provide a source of funds with which to exercise stock options granted under the long-term incentive compensation program. Overall, long-term incentive compensation is designed to provide a percentage of salary equal to such compensation paid to individuals holding similar job positions and responsibilities at the 339 manufacturing companies participating in the compensation survey utilized by the Company to set long-term compensation allocated by value one-third to stock options and two-thirds to performance units payable in cash and Common Stock.

     Participants. Individuals eligible for participation in the PUPlan are key employees of the Company and its subsidiaries who have an effect upon the growth and performance of the Company. Participation in the plan is by selection by the Committee. Currently, approximately 350 key employees participate under the PUPlan.

         Payout Criteria. The PUPlan provides that vested Performance Units are paid in a combination of cash and Common Stock based upon percentages set by the Committee on a performance cycle to performance cycle basis. The Common Stock delivered will be either from authorized but previously unissued shares or from treasury or other shares reacquired by the Company, including shares purchased in the open market. Payouts for Performance Units awarded in fiscal year 1995 are paid out 70 percent (70%) in cash and 30 percent (30%) in Common Stock. Payouts for performance units awarded prior to Fiscal Year 1995 were paid out 100 percent (100%) in cash. The payment to each participant is directly related to the cumulative earnings per share for the three year period multiplied by up to 2 if compounded earnings per share growth rate was 50 percent (50%) higher than the pre-selected targeted rate or reduced to zero if such growth rate was less than 50 percent (50%) of such target. Thus, the actual value of performance units since 1991 have varied from zero to $12.60 (two times the $6.30 cumulative earnings per share in the cycle covering fiscal years 1993, 1994 and 1995). For the most recent years, the earnings per share growth rate target set by the Committee has been 15 percent (15%). Assuming that the growth rate target is met and if earnings per share increase over the three year cycle, the value of each performance unit will increase; provided, however, that no single year performance unit award to any one executive may be paid in excess of $5,000,000. The PUPlan also limits the aggregate number of shares of Common Stock which may be paid to participants under the PUPlan at 1,000,000 shares and provides that no individual participant may receive more than 50,000 shares in any calendar year. Except in accordance with rules established by the Committee for retirees and participants who either die or become disabled, performance unit payment generally requires the participant to be employed by the Company throughout the entire three year performance cycle; provided, however, if the Board of Directors declares a qualifying change in control event (as defined below), all outstanding performance units would immediately vest on the date of the change in control. Performance units would then be valued as if the Company had achieved 100 percent (100%) of the targeted earnings per share growth through the full three year cycle multiplied by a fraction representing the number of months lapsed in the cycle divided by 36 months.

         A "change in control event" of the Company is defined as: (i) more than 30 percent of the Company's outstanding common stock being beneficially held or acquired by any person; (ii) more than 20 percent of the outstanding common stock being purchased pursuant to a tender or exchange offer; (iii) the Company merging or consolidating with or selling substantially all of its assets to another entity and the Company not being the surviving corporation; or (iv) during any two year period, a majority of individuals who are Directors of the Company at the beginning of the period ceasing to be Directors by the end of the period, unless the nomination of each new Director is approved by a two-thirds majority of those who are Directors at the beginning of the period.

         Tax Consequences. The award of Performance Units will create non income tax consequences for the participant or the Company. Upon receipt of cash or shares of Common Stock at the end of the applicable three year performance cycle, the participant will generally recognize ordinary income equal to the amount of any cash and the fair market value of any shares received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. The plan is not qualified under Section 401(a) of the Internal Revenue Code.

         Resale Restrictions. Shares of Common Stock awarded under the Plan may be resold without restriction, unless the person receiving the award is an "affiliate" of Echlin, as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"). Affiliates awarded shares may sell all or part of such shares only pursuant to (a) an effective prospectus meeting the requirements of the Securities Act for the reoffer of such shares, (b) Rule 144 under the Securities Act, or (c) an exemption from the registration requirements of the Securities Act. An "affiliate" is a person who controls or is controlled by the Company, directly or indirectly, or is a member of a controlling group.

         Cessation of Service. No Performance Unit shall be regarded as in any way vested unless the employee is in the employ of the Company or any of its subsidiaries at the conclusion of the period in which the value of any Performance Unit is finally determined. In the event of an employee's death, disability or retirement before the vesting of any Performance Units which he or she may hold, the Committee may provide in its sole discretion for the vesting and payment of any such unvested Performance Units upon an equitable basis reflecting the performance of the Company during the period beginning on the date when such employee was awarded Performance Units and ending upon the date of disability, death or retirement.

         Amendment or Termination of Plan. The Board of Directors, may amend, suspend or terminate the PUPlan. However, no amendment, suspension or termination may affect the terms of any then outstanding Performance Units and no amendment may be made which shall (i) increase the aggregate number of shares delivered under the PUPlan, (ii) materially modify the requirements for eligibility to participate in the PUPlan, or (iii) materially increase the benefits under the PUPlan, without the approval of the Company's shareowners.


                                           DESCRIPTION OF CAPITAL STOCK


         Echlin's authorized capital stock consists of 150,000,000 shares of Common Stock, par value $1 per share, and 1,000,000 shares of Preferred Stock, without par value. None of the shares of the Preferred Stock has been issued. The Preferred Stock may be issued in series from time to time as determined by the Board of Directors of the Company, who are empowered, for each series, to fix the dividend rate, redemption provisions, liquidation privileges, sinking fund provisions, voting powers and any conversion rights. When any shares of Preferred Stock are outstanding, dividends may be payable thereon at a fixed dividend rate before dividends can be paid on outstanding shares of Echlin's Common Stock. On dissolution, liquidation or winding-up of Echlin, holders of Preferred Stock may be entitled to receive a stipulated liquidation price before any distribution could be made to the holders of the Common Stock. The Company presently has no plans, arrangements or understandings with respect to the issuance of any of the Preferred Stock (other than pursuant to the Preferred Stock purchase rights described below).

         Each share of Common Stock is entitled to one vote and to dividends as declared by the Board of Directors. Upon liquidation, each share of Common Stock is entitled to an equal share in all of the assets of the Company, after payment of creditors and holders of Preferred Stock, if any. There are no preemptive rights and no conversion, redemption or sinking fund privileges and all shares of Common Stock outstanding are fully paid and non-assessable.

         Under the terms of a shareholder rights plan approved by the Company's Board of Directors in June 1989 ("Echlin's Shareholder Rights Plan"), a Preferred Stock purchase right ("Right") is attached to and automatically trades with each outstanding share of Common Stock.

         The Rights, which are redeemable, will become exercisable only in the event that any person or group becomes a holder of 20 percent or more of the Company's Common Stock, or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 20 percent of the Common Stock. Once the Rights become exercisable they entitle all other shareholders to purchase, by payment of a $65 exercise price, Common Stock (or, in certain circumstances, other consideration) with a value of twice the exercise price. In addition, at any time after a 20 percent position is acquired, the Board of Directors may, at its option, require each outstanding Right (other than Rights held by the acquiring person or group) to be exchanged for one share of Common Stock or its equivalent. The Rights will expire on June 30, 1999 unless redeemed or exchanged earlier.

         The transfer agent and registrar for the Common Stock and Rights Agent under Echlin's Shareholder Rights Plan is Boston EquiServe, L.P., Boston, Massachusetts.

         The Common Stock is listed on the New York Stock Exchange, The Pacific Stock Exchange and the International Stock Exchange in London.


                                                  LEGAL OPINIONS


         The legality of the Shares offered hereby will be passed upon for Echlin by Jon P. Leckerling, Esq., Executive Vice President-Administration, General Counsel and Corporate Secretary of Echlin.



--------------------------------


   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.



                       TABLE OF CONTENTS
   Available Information ......... 2

   Incorporation of Certain
   Documents by Reference ........ 2

   The Company ................... 3

   The Performance Unit Plan ..... 3

   Description of Capital Stock .. 5

   Legal Opinions ................ 6



   This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that this information herein is correct as of any time subsequent to its date.

1,000,000 Shares

ECHLIN INC.

Common Stock

----------
PROSPECTUS
----------

April 10, 1997

                                                         PART II


                                         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference


         Reference is made to the "Incorporation of Certain Documents by Reference" in the Prospectus comprising a part of this Registration Statement.


Item 4.  Description of Securities


         Reference is made to "Description of Capital Stock" in the Prospectus comprising a part of this Registration Statement.


Item 5.  Interests of Named Experts and Counsel


         Reference is made to "Legal Opinions" in the Prospectus comprising a part of this Registration Statement.


Item 6.  Indemnification of Directors and Officers


         Connecticut by statute provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under Sec. 33-320a of the Connecticut Stock Corporation Act (the "Act"), a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if the director:

                           (1) is successful on the merits in defense, or

                           (2) acted in good  faith  and in a manner  reasonably
 believed to be in the best interests of the corporation, or

                           (3)  in a  criminal  action  or  proceeding,  has  no
 reasonable cause to believe his conduct was unlawful.

         In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.

         A Connecticut corporation may not provide for indemnification in any manner inconsistent with the statutory indemnification provisions (which, however, expressly allow a corporation to procure insurance providing greater indemnification.)



         The Registrant maintains a directors and officers liability insurance policy which insures the Registrant's directors and officers against claims and liabilities arising out of negligent errors or omissions in the course of the performance of their official duties, including claims and liabilities arising under the securities laws of the United States and states of applicable jurisdiction. Fraudulent and willful acts are excluded.





         The Registrant's Certificate of Incorporation provides by amendment that a person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for any breach of duty in such capacity in excess of the compensation received by the director for serving the corporation during the year of violation.

         The amendment was adopted to implement changes to Section 33-290 of the Act, effective October 1, 1989. Under this change in the law, a Connecticut corporation may amend its Certificate of Incorporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of duty in their capacity as directors.

         The limitation may not be to an amount less than the compensation received by the director for serving the corporation during the year of the violation and director liability cannot be limited if the violation:

                           (1) involved a knowing and culpable  violation of law
 by the director;

                           (2) enabled the  director or an  associate to receive
 an improper personal economic gain;

                           (3)  showed  a lack of  good  faith  and a  conscious
 disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation;

                           (4) constituted a sustained and unexcused  pattern of
 inattention that amounted to an abdication of the director's duty to the corporation; or

                           (5) created a liability under Section  33-321,  which
 relates to directors who vote for any distribution of assets of a corporation to its shareholders in violation of the Act. ------------------------


Item 7.  Exemption from Registration Claimed


         Not applicable.


Item 8.  Exhibits


         4(a) -By-Laws, as amended, filed as Exhibit 3(ii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, is incorporated herein by reference.

         4(b) -Certificate of Incorporation, filed as Exhibit 3(3)(ii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1987, is incorporated herein by reference.

         4(c) -Certificate of Amendment amending the Certificate of Incorporation to Establish Series A Cumulative Participating Preferred Stock, filed as Exhibit 3(3)(iii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1989, is incorporated herein by reference.

         4(d) -Certificate of Amendment, amending the Certificate of Incorporation, to limit the liability of directors for monetary damages under certain circumstances, filed as Item 2 to Echlin's 1989 Annual Proxy Statement, is incorporated herein by reference.

         4(e) -Rights Agreement, dated as of June 21, 1989, between Echlin and the Connecticut Bank and Trust Company, N.A., as Rights Agent, which includes the form of Amendment to the company's Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, filed as Exhibit 1 to Echlin's Current Report on Form 8-K dated June 21, 1989, is incorporated herein by reference.

         4(f) -Successor Rights Agent Agreement between Echlin and The First National Bank of Boston appointing The First National Bank of Boston as successor Rights Agent to replace the Connecticut Bank and Trust Company, N.A. as Rights Agent, filed as Exhibit 3(3)(iv) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1990, is incorporated herein by reference.

         4(g) -The Echlin Inc. Performance Unit Plan As Amended By The First Amendment Dated October 18, 1995, filed as Appendix A to Echlin's Proxy Statement mailed to shareholders on November 17, 1995, is incorporated herein by reference.

         5. -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common Stock being offered under this Registration Statement.

         24(a)    -Consent of Price Waterhouse LLP.

         24(b)    -Consent of Counsel. (Included in Exhibit 5 hereto).

         25.      -Powers of Attorney. (Included on the signature page hereto).



Item 9.  Undertakings


         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                                       SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Branford, Connecticut, on the 9th day of April, 1997.


                                                              ECHLIN INC.


                                                   By:      /s/ Larry W. McCurdy
                                                     ---------------------------
                                                             Larry W. McCurdy
                                           President and Chief Executive Officer


                                                    POWER OF ATTORNEY


         The undersigned directors and officers of Echlin Inc. do hereby constitute and appoint Jon P. Leckerling and Edward D. Toole or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary or advisable to enable Echlin Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities* indicated on the 9th day of April, 1997.






          Name                                                          Title

Principal Executive Officer:


/s/ Larry W. McCurdy
-----------------------------
Larry W. McCurdy                                   President and Chief Executive
                                                               Officer; Director


Principal Financial Officer:


/s/ Joseph A. Onorato
-----------------------------
Joseph A. Onorato                                       Vice President and Chief
                                                               Financial Officer


Principal Accounting Officer:


/s/ Kenneth T. Flynn, Jr.
-----------------------------
Kenneth T. Flynn, Jr.                                Vice President - Controller


/s/ John F. Creamer, Jr.
-----------------------------
John F. Creamer, Jr.                              Vice Chairman of the Board and
                                                              Director


/s/ Milton P. DeVane
-----------------------------
Milton P. DeVane                                              Director


/s/ John E. Echlin, Jr.
-----------------------------
John E. Echlin, Jr.                                           Director


/s/ John F. Gustafson
-----------------------------
John F. Gustafson                                             Director


/s/ Donald C. Jensen
-----------------------------
Donald C. Jensen                                              Director



/s/ Trevor O. Jones
-----------------------------
Trevor O. Jones                               Chairman of the Board and Director


/s/ Frederick J. Mancheski
-----------------------------
Frederick J. Mancheski                                        Director


/s/ Phillip S. Myers
-----------------------------
Phillip S. Myers                                              Director


/s/ William P. Nusbaum
-----------------------------
William P. Nusbaum                                            Director


/s/ Jerome G. Rivard
-----------------------------
Jerome G. Rivard                                              Director


                                           EXHIBIT INDEX


Exhibit
   No.                                      Description


5.          -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common
                  Stock being offered under this Registration Statement.

24(a)       -Consent of Price Waterhouse LLP.

24(b)       -Consent of Counsel. (Included in Exhibit 5 hereto).

25.         -Powers of Attorney. (Included on the signature page hereto).